Exhibit 8.1

Global Ship Lease, Inc.
9 Irodou Attikou Street
Kifisia, Athens
Greece, 14561

Our reference: US/80963041v3

September 23, 2025

Re: Global Ship Lease, Inc.

Ladies and Gentlemen:

We have acted as counsel to Global Ship Lease, Inc. (the “Company”), a Marshall Islands corporation, in connection with the Company’s registration statement on Form F-3 (File No. 333-              ) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”), as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate amount of the Company’s securities.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents: (i) the Registration Statement and the prospectus included therein (as amended and supplemented, the “Prospectus”), including the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “Annual Report”) incorporated by reference therein; and (ii) such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have reviewed the discussion set forth in the Annual Report under the headings “Item 10. Additional Information—E. Taxation—Tax consequences of holding Class A common shares” and “—Tax consequences of holding 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares”. Based on the representations, covenants, assumptions, conditions and qualifications described in such sections, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that the opinions of Watson Farley & Williams LLP and the discussions United States federal income tax matters set forth in such sections, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinions and accurately state our views, as of the date of the Registration Statement, as to the tax matters discussed (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion). We express no opinion as to any U.S. federal income tax consequences other than the opinion set forth above. Except as set forth in the paragraph below concerning Marshall Islands tax considerations, we express no opinion with respect to tax consequences under any state, local, or non-U.S. tax law.

We have reviewed the discussion set forth in the Annual Report under the heading “Item 10. Additional Information—E. Taxation-—Marshall Islands Taxation”. Based on the representations, covenants, assumptions, conditions and qualifications described in such section, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that the opinions of Watson Farley & Williams LLP and the discussions of Marshall Islands tax matters set forth in such section, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinions and accurately state our views, as of the date of the Registration Statement, as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents and case law, and the law of the Republic of the Marshall Islands as in effect on the date hereof, any of which may be changed at any time with retroactive effect. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP